UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013

PURAMED BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	00-52771 (Commission File Number)	20-5510104 (IRS Employer Identification No.)

1326 Schofield Avenue
Schofield, WI 54476
       (Address of principal executive offices)

(715) 359-6373
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 28, 2013, PuraMed Bioscience, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) for the purpose of authorizing the amendment of the Company’s Articles of Incorporation to increase the authorized shares of common stock of the Company, par value $0.001 from 50,000,000 to 1,000,000,000 (the “Authorized Share Increase”).  The shareholders voted in favor of the Authorized Share Increase.

On May 30, 2013, the Company filed an Amendment to its Articles of Incorporation (the “Amendment”) with the Minnesota Secretary of State, effecting the Authorized Share Increase.  A copy of the Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 5.07   Submission of Matters to a Vote of Security Holders

On May 28, 2013, the Authorized Share Increase was approved at the Special Meeting.  As of the close of business on April 29, 2013, the record date for the Special Meeting 36,694,310 common shares of the Corporation were outstanding and entitled to vote. At the Special Meeting 19,733,312, or approximately 53.78%, of the outstanding common shares entitled to vote were represented in person or by proxy.

The results of the voting at the Special Meeting are as follows:

	For	Against	Abstain
Total Shares Voted	18,876,559	853,603	3,150
% Voted For	95.66%	4.33%	0.01%

According to the results above, the majority of the stockholders present at the meeting, whether in person or by proxy, voted FOR and thereby authorized the Authorized Share Increase.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amendment to Articles of Incorporation filed with the Minnesota Secretary of State May 30, 2013*

* filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURAMED BIOSCIENCE, INC.

May 31, 2013	By:	/s/ Russell W. Mitchell
Name: Russell W. Mitchell
Title: Chief Executive Officer/Chief Financial Officer

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